                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      HEALTHCARE REALTY TRUST INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         (HEALTHCARE REALTY TRUST LOGO)

                              3310 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                                                                  March 30, 2001

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 2001 annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held on Tuesday, May 15, 2001, at 10:00 a.m. (local time) at the Company's executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee.

     Please read the enclosed 2000 Annual Report to Shareholders and Proxy Statement for the 2001 annual meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy, which is being solicited by the Board of Directors, as soon as possible so that your vote will be recorded. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

                                          Sincerely,

                                          /s/ DAVID R. EMERY
                                          David R. Emery
                                          Chairman and Chief Executive Officer

                                   IMPORTANT

                  COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY
                            AND RETURN IT PROMPTLY.

                         (HEALTHCARE REALTY TRUST LOGO)

                              3310 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 15, 2001

TO OUR SHAREHOLDERS:

     The annual meeting of shareholders of Healthcare Realty Trust Incorporated (the "Company") will be held on Tuesday, May 15, 2001, at 10:00 a.m. (local time) at 3310 West End Avenue, Suite 700, Nashville, Tennessee, for the following purposes:

          (1) To elect three nominees as Class 2 directors;

          (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2001; and

          (3) To transact any other business that properly comes before the meeting or any adjournment thereof.

     Holders of the Company's Common Stock and 8 7/8% Series A Voting Cumulative Preferred Stock of record at the close of business on March 15, 2001 are entitled to vote at the meeting or at any adjournment of the meeting.

Dated: March 30, 2001

                                          By order of the Board of Directors

                                          /s/ DAVID R. EMERY
                                          David R. Emery
                                          Chairman and Chief Executive Officer

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                         (HEALTHCARE REALTY TRUST LOGO)

                              3310 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203

                                PROXY STATEMENT

     This Proxy Statement contains information related to the annual meeting of shareholders to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 15, 2001, at 10:00 a.m. (local time) for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders on or about March 30, 2001.

     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors, and (c) FOR the recommendation of the Board of Directors on any other proposal that may properly come before the meeting. The persons named as proxies in the enclosed proxy were selected by the Company's Board of Directors.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company, and the giving of the proxy will not affect the right of a shareholder to attend the meeting and vote in person.

     The close of business on March 15, 2001 has been fixed as the record date for the determination of shareholders entitled to vote at the meeting. As of the close of business on such date, the Company had 150,000,000 authorized shares of common stock, $.01 par value (the "Common Stock"), of which 40,547,885 shares were outstanding and entitled to vote and 50,000,000 authorized shares of preferred stock, of which 3,000,000 shares designated as the 8 7/8% Series A Voting Cumulative Preferred Stock (the "Preferred Stock") were outstanding and entitled to vote. The Common Stock and the Preferred Stock are the Company's only outstanding classes of voting stock.

     Each share of Common Stock and Preferred Stock (together, the "Voting Stock") will have one vote, voting as a single class, on each matter to be voted upon at the meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes having three-year terms that expire in successive years. The current three-year term of the Class 2 directors expires at the 2001 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class 2 directors, be re-elected to Class 2 to serve until the annual meeting of shareholders in 2004 or until their successors have been elected. Each nominee has consented to be a candidate and to serve, if elected.

     According to Maryland law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company's Articles of Incorporation do not provide for cumulative voting and, accordingly, each shareholder may cast one vote per share of Voting Stock for each nominee.

     Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS 2 NOMINEES

     The nominees for election as Class 2 directors are:

                                                                                        DIRECTOR
NAME                                     AGE            PRINCIPAL OCCUPATION             SINCE
----                                     ---            --------------------            --------
CLASS 2 -- 2004
Marliese E. Mooney.....................  71    Independent healthcare consultant, Fort    1993
                                                 Myers, Florida
Edwin B. Morris III....................  61    Managing Director, Morris & Morse          1993
                                                 Company, Inc. (real estate financial
                                                 consulting firm), Boston,
                                                 Massachusetts
John Knox Singleton....................  52    President and Chief Executive Officer,     1993
                                               Inova Health Systems, Falls Church,
                                                 Virginia

CONTINUING DIRECTORS

     The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are not voting on the election of the Class 1 and Class 3 directors.

                                                                                        DIRECTOR
NAME                                     AGE            PRINCIPAL OCCUPATION             SINCE
----                                     ---            --------------------            --------
CLASS 3 -- 2002
David R. Emery.........................  56    Chairman of the Board of Directors and     1993
                                                 Chief Executive Officer of Healthcare
                                                 Realty Trust Incorporated
Batey M. Gresham, Jr...................  66    Founder, Gresham, Smith & Partners         1993
                                                 (architects), Nashville, Tennessee
CLASS 1 -- 2003
Charles Raymond Fernandez, M.D.........  57    Chief Executive Officer and Chief          1993
                                               Medical Officer, Piedmont Clinic,
                                                 Atlanta, Georgia since November,
                                                 1999; previously Medical Director,
                                                 Nalle Clinic, Charlotte, North
                                                 Carolina
Errol L. Biggs, Ph.D...................  60    Director-Center for Health                 1993
                                               Administration and Professor and
                                                 Director-Programs in Health
                                                 Administration, University of
                                                 Colorado; President, Biggs &
                                                 Associates (consulting company),
                                                 Castle Rock, Colorado

     Except as indicated, each of the nominees and continuing directors has had the principal occupation indicated for more than five years.

     Thompson S. Dent resigned as a Class 3 director effective February 14, 2001. The Board has not made any determination to fill the vacancy caused by Mr. Dent's resignation.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. All committee members are non-employee, independent directors except David R. Emery, the Chairman of the Board and Chief Executive Officer of the Company. The Company's Board of Directors has no standing nominating committee. The following table sets forth the current members of the committees:

                              COMMITTEE MEMBERSHIP

NAME                                                    EXECUTIVE    AUDIT    COMPENSATION
----                                                    ---------    -----    ------------
Errol L. Biggs, Ph.D..................................                 X
David R. Emery........................................      X
Charles Raymond Fernandez, M.D........................                 X
Batey M. Gresham, Jr..................................                             X
Marliese E. Mooney....................................                 X
Edwin B. Morris III...................................                             X
John Knox Singleton...................................      X

EXECUTIVE COMMITTEE                    NO MEETINGS, SIX CONSENT ACTIONS, IN 2000

     - Acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters that cannot by law be delegated by the Board.

AUDIT COMMITTEE                                           THREE MEETINGS IN 2000

     - Recommends to the Board of Directors the selection of a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which it is appointed.
     - Meets with the auditors and management of the Company to review the scope of the audit and the audit procedures to be utilized.
     - Reviews the adequacy and effectiveness of the accounting and financial controls of the Company.

COMPENSATION COMMITTEE                                      TWO MEETINGS IN 2000

     - Establishes a general compensation policy for the Company and approves increases in directors' fees and salaries paid to officers and senior employees earning in excess of an annual base salary of $200,000.
     - Administers all of the Company's employee benefit plans, including any stock option and restricted stock plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans.
     - Determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

MEETING ATTENDANCE

     The Board of Directors held a total of four meetings in 2000. Each director, other than Ms. Mooney and Mr. Singleton, attended at least 75% of the meetings of the Board and committees of the Board on which such director served.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for their services as directors. Each non-employee director receives:

     - An annual retainer of $12,000;
     - A meeting fee of $1,000 for each Board or committee meeting attended (but only one fee in the event that more than one such meeting is held on a single day);
     - An annual grant of 150 restricted shares of Company Common Stock; and
     - Reimbursement for necessary travel expenses incurred in attending such meetings.

     The Company's retirement plan for non-employee directors provides that when an eligible director reaches age 65 and has completed five years of service with the Company, such director shall receive an annual amount equal to the director's compensation immediately preceding retirement from the Board of Directors for a period of not more than 15 years. A director who dies will receive benefits as if the director retired from the Board of Directors on the day before his or her death. If a retired director dies before the end of his or her payment period, his or her beneficiary will receive the remaining benefits for the balance of the payment period.

     Each non-employee director receives an automatic grant, at the conclusion of each annual meeting, of 150 restricted shares of the Company's Common Stock. Such shares are restricted for three years from the date of grant and are granted as of the Annual Meeting date. Such shares are subject to forfeiture upon the occurrence of certain events. Shares subject to the risk of forfeiture may not be sold, assigned, pledged or otherwise transferred. Subject to the risk of forfeiture and transfer restrictions, directors shall have all rights as shareholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares. As of January 31, 2001, non-employee directors had received an aggregate of 14,103 restricted shares.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION
           OF ALL OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS.

                             SELECTION OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for fiscal year 2001, subject to the approval of the shareholders. This firm has served as the independent auditors of the Company since the Company's formation in 1992. Representatives of this firm are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of Ernst & Young as the Company's independent auditors for fiscal year 2001. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

AUDIT FEES

     The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, the audit of the Company's 401(k) Profit Sharing Plan and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $227,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by Ernst & Young for professional services relating to financial information systems design and implementation rendered during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     No other fees were billed by Ernst & Young for professional services rendered during the fiscal year ended December 31, 2000, other than as stated above under the caption "Audit Fees."

     The Audit Committee has considered the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" and has determined that such services are compatible with maintaining the independence of Ernst & Young.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE
                                  APPOINTMENT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table reports as of January 31, 2001 beneficial ownership of the Company's equity securities in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means that all Company securities over which the directors, nominees and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. None of these persons owns any Preferred Stock, except that the wife of John Knox Singleton owns 500 shares. The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's Common Stock or Preferred Stock.

                                                                                 PERCENT OF
                                                             SHARES                SHARES
                          NAME                            BENEFICIALLY          BENEFICIALLY
                  OF BENEFICIAL OWNER                       OWNED(1)               OWNED
                  -------------------                     ------------          ------------
David R. Emery(2).......................................     537,402(3)             1.3%
Timothy G. Wallace......................................     241,711(4)               *
Roger O. West...........................................     213,787(5)               *
Charles Raymond Fernandez, M.D..........................       7,233(6)               *
Errol L. Biggs, Ph.D....................................       2,271(7)               *
Marliese E. Mooney......................................       2,889(8)               *
Edwin B. Morris III.....................................       2,548(9)               *
John Knox Singleton.....................................      25,174(9)(10)           *
Thompson S. Dent........................................      13,657(9)(11)           *
Batey M. Gresham, Jr....................................       3,934(9)               *
All executive officers and directors as a group (10
  persons)..............................................   1,050,606                2.6%

---------------

   * Less than 1%
 (1) Pursuant to the rules of the Securities and Exchange Commission, restricted shares of Common Stock that the recipient does not have the ability to vote or to receive dividends on are not included.
 (2) Includes 143,352 shares owned by the Emery Family Limited Partnership and 1,448 shares owned by the Emery Family 1993 Irrevocable Trust. Mr. Emery is a limited partner of the partnership and a beneficiary of the trust, but has no voting or investment power with respect to the shares owned by such partnership or trust.
 (3) Includes 392,602 shares of restricted stock granted pursuant to the 1993 Employees Stock Incentive Plan.
 (4) Includes 208,773 shares of restricted stock granted pursuant to the 1993 Employees Stock Incentive Plan.
 (5) Includes 210,549 shares of restricted stock granted pursuant to the Company's 1993 Employees Stock Incentive Plan.
 (6) Includes 2,016 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
 (7) Includes 2,006 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
 (8) Includes 1,889 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
 (9) Includes 2,048 shares of stock granted pursuant to the Company's Restricted Stock Plan of which 450 are shares of restricted stock.
(10) Of these shares, 2,267 are held in trust by Mr. Singleton for the benefit of his minor children, 412 are held jointly with Peggy T. Singleton, Mr. Singleton's wife, 18,601 shares are owned by Mr. Singleton's wife, and 1,846 are owned in an IRA.
(11) Mr. Dent resigned as a director of the Company effective February 14, 2001, resulting in the forfeiture of 450 shares of restricted stock he received as a non-employee director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock or Preferred Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and greater than 10% shareholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 2000.

     Based upon a review of these filings and written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed with the SEC by Section 16(a) during the most recent fiscal year or prior fiscal years have been filed, and no other reports were required.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table reflects the compensation of the Named Executive
Officers:

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                   ANNUAL COMPENSATION             ---------------------------
                                          --------------------------------------    RESTRICTED     SECURITIES          ALL
                                                                  OTHER ANNUAL     STOCK AWARDS    UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   COMPENSATION(1)      ($)(2)      OPTIONS/SARS   COMPENSATION(3)
---------------------------        ----   ---------   --------   ---------------   ------------   ------------   ---------------
David R. Emery.................... 2000    434,775          0        18,199         1,033,600          0              1,475
  Chairman of the Board and        1999    425,000    450,000        17,658           641,750          0             17,733
  Chief Executive Officer          1998    332,800    630,500        16,691                 0          0              1,100
Timothy G. Wallace................ 2000    281,325          0         7,421           668,801          0                  0
  Executive Vice President         1999    275,000    300,000         7,237           415,250          0                  0
  and Chief Financial Officer      1998    210,800    395,300         7,025                 0          0                  0
Roger O. West..................... 2000    281,325          0        10,413           668,801          0                  0
  Executive Vice President         1999    275,000    300,000        10,094           415,250          0                  0
  and General Counsel              1998    210,800    395,300         9,790                 0          0                  0

---------------

(1) Reflects cost of life and supplemental disability insurance premiums paid by the Company.
(2) Reflects shares of Common Stock issued in lieu of cash bonus based upon a closing price of the Common Stock on December 31, 1999 of $15.625 and on December 29, 2000 of $21.25, respectively. Mr. Emery holds an aggregate of 89,712 shares, and Mr. Wallace and Mr. West each own an aggregate of 58,049 shares of such restricted stock. The stated amounts do not reflect any diminution of value attributable to the restrictions on such shares. The shares issued in 1999 vest after a five-year holding period, and the shares issued in 2000 vest after a eight-year holding period. During the restricted period, holders may vote the shares and receive all dividends thereon.
(3) Represents certain financial and tax planning services paid on behalf of Mr. Emery.

STOCK OPTION GRANTS

     The Company did not have any stock options or stock appreciation rights outstanding, granted or exercised during 2000.

PENSION OR RETIREMENT PLANS

     The Company adopted an Executive Retirement Plan for its senior executives in 1993. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the plan's assets as in defined contribution plans.

     Upon retirement, a participant receives an annual pension from the plan equal to 60% of the participant's Final Average Annual Compensation, as defined below, plus 6% for each year of service after age 60 (90% for retirement at age 65 with at least five years of service). Plan benefits are reduced by the participant's primary Social Security benefits and Company contributions to the participant's 401(k) plan. One-half of the annual pension benefit is payable to the participant's spouse upon the participant's death.

     "Final Average Annual Compensation," which is calculated as the average of the three highest, not necessarily consecutive, years' earnings, is based upon a participant's annual salary and bonus. For 1999 and 2000, the Named Executive Officers have agreed that the Common Stock issued in lieu of cash bonuses will not be included as Final Average Annual Compensation in determining the annual pension.

     The plan is unfunded and will be paid from earnings of the Company. The Compensation Committee selects eligible participants in the plan. As of March 15, 2001, the Compensation Committee has selected the following persons as the participants for this plan:

                                                                 YEARS OF SERVICE
NAME                                                          AS OF DECEMBER 31, 2000
----                                                          -----------------------
David R. Emery..............................................             8
Timothy G. Wallace..........................................             8
Roger O. West...............................................             6
Fredrick M. Langreck........................................             8
Rita Hicks Todd.............................................             8

     The following table illustrates the annual pension benefits upon the normal retirement age of 65 calculated before any offset of the employee's primary Social Security benefits or Company contributions to the participant's 401(k) plan:

                               PENSION PLAN TABLE

                         FINAL
                        AVERAGE                                    YEARS OF SERVICE
                        ANNUAL                           -------------------------------------
                     COMPENSATION                           5        10        15        20
                     ------------                        -------   -------   -------   -------
50,000.................................................   45,000    45,000    45,000    45,000
100,000................................................   90,000    90,000    90,000    90,000
150,000................................................  135,000   135,000   135,000   135,000
200,000................................................  180,000   180,000   180,000   180,000
250,000................................................  225,000   225,000   225,000   225,000
300,000................................................  270,000   270,000   270,000   270,000
350,000................................................  315,000   315,000   315,000   315,000
400,000................................................  360,000   360,000   360,000   360,000
450,000................................................  405,000   405,000   405,000   405,000
500,000................................................  450,000   450,000   450,000   450,000
600,000................................................  540,000   540,000   540,000   540,000
700,000................................................  630,000   630,000   630,000   630,000
800,000................................................  720,000   720,000   720,000   720,000
900,000................................................  810,000   810,000   810,000   810,000
1,000,000..............................................  900,000   900,000   900,000   900,000

     The Company has also adopted a Non-Qualified Deferred Compensation Plan, which allows eligible participants to defer and invest a portion of their compensation. The deferrals are credited to a participant's account and invested in various securities designated by the Company selected by the participants. These investment options may be amended from time to time by the Company. Participants are 100% vested in their accounts. No matching funds are provided. As a result, the Company incurs no costs associated with the plan other than routine administrative expenses. Participants may elect benefit payments to commence either in the year 2010 or upon retirement. The participant can specify that his or her benefits be paid as a single lump sum or in annual installments over a period of between five and ten years. In the event of an employee's termination, benefits are paid in a lump sum within 90 days following termination. The plan allows disabled employees to receive hardship withdrawals. The plan is administered by a committee consisting of three or more officers selected by the Compensation Committee. The plan committee has broad powers to interpret and administer the plan, including designating participants and investment options.

     The Company adopted the 2000 Employee Stock Purchase Plan (the "Purchase Plan"), which allows eligible employees of the Company and its subsidiaries to purchase shares of the Company's Common Stock through regular payroll deductions and voluntary contributions at a price equal to the lesser of (i) 85% of the market price of the Company's Common Stock on the first day of the grant year or
(ii) 85% of the market price of the Company's Common Stock on the purchase date. The Company has reserved 1,000,000 shares of Common Stock for issuance pursuant to the Purchase Plan, subject to adjustment resulting from (i) a stock dividend, split or combination, (ii) recapitalization or reclassification, (iii) a reorganization, merger or consolidation in which the Company is the surviving corporation or (iv) another similar change affecting the Company's Common Stock.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  David R. Emery

     Mr. Emery's employment agreement, pursuant to which he serves as Chairman, President and Chief Executive Officer of the Company, has a five-year term that is automatically extended on January 1 of each year for an additional year. Under this agreement, Mr. Emery receives a 2001 base salary of $446,950 (which includes a cost of living adjustment) and annual increases at the discretion of the Compensation Committee of the Board of Directors, and is entitled to participate in the Company's restricted stock plan and all other benefit programs generally available to executive officers of the Company. Mr. Emery is also entitled to receive an annual bonus at the discretion of the Compensation Committee.

     If Mr. Emery's employment agreement is terminated for any reason other than for cause or upon Mr. Emery's voluntary termination, he is entitled to receive his unpaid salary, earned bonus, vested, released, granted, or reserved stock awards, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits through the date of termination. In addition, Mr. Emery will receive as severance compensation his base salary for a period of three years following the date of termination and an amount equal to twice his average annual bonus during the two years immediately preceding his termination. Mr. Emery may elect to receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day treasury bill interest rate in effect on the date of delivery of such election notice).

     If a "change-in-control" (as defined in the employment agreement) occurs, Mr. Emery may terminate his agreement and receive his accrued base salary and other benefits described above through the remaining term of the agreement and an amount equal to three times his average annual bonus during the two years immediately preceding the termination. In addition, Mr. Emery may elect to receive from the Company a lump sum severance payment (calculated as provided above) which may not be greater than three times his base salary. In such event, Mr. Emery is entitled to receive a tax gross-up payment as compensation for any excise tax imposed by Section 280(g) of the Internal Revenue Code which would be required to be paid.

     The Company may terminate Mr. Emery's agreement for "cause," which is defined to include material, substantial and willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or Mr. Emery's material, substantial and willful breach of the employment agreement which has resulted in material injury to the Company. In the event of Mr. Emery's termination for cause, he shall receive all accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits.

     Mr. Emery's agreement may also be terminated if Mr. Emery dies or becomes disabled and his disability continues for a period of 12 consecutive months. In the event of termination of the employment agreement because of Mr. Emery's death or disability, Mr. Emery (or his estate) shall receive his unpaid salary, earned bonus, vested, released, granted or reserved stock awards, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination, but no additional severance except that, if Mr. Emery becomes disabled, the Company will maintain his insurance benefits for the remaining term of his employment agreement.

     The Company has agreed to indemnify Mr. Emery for certain liabilities arising from actions taken within the scope of his employment. Mr. Emery's employment agreement contains restrictive covenants pursuant to which Mr. Emery has agreed not to compete with the Company during the period of Mr. Emery's employment and any period following termination of his employment during which he is receiving severance payments except in the event of a change-in-control of the Company.

  Timothy G. Wallace

     The employment agreement with Mr. Wallace is similar in scope to Mr. Emery's agreement. Mr. Wallace's agreement has a five-year term that is automatically extended on January 1 of each year for an additional year. Under the agreement, Mr. Wallace receives a 2001 base salary of $289,210 (which includes a cost of living adjustment), and annual bonuses and salary increases at the discretion of the Compensation Committee. Mr. Wallace is entitled to participate in the Company's executive incentive compensation plan as well as the restricted stock plan and other benefit programs available to Mr. Emery. The agreement provides that if Mr. Wallace's employment is terminated, he will receive compensation similar to Mr. Emery's. In the employment agreement, the Company has agreed to indemnify Mr. Wallace for certain liabilities arising from actions taken within the scope of his employment. Mr. Wallace has also agreed not to compete with the Company during the period of his employment and any period during which he is receiving severance payments except in the event of a change-in-control of the Company.

  Roger O. West

     The Company's employment agreement with Mr. West contains terms similar to those contained in the employment agreement for Mr. Emery. Mr. West's agreement has a five-year term that is automatically extended on January 1 of each year for an additional year. Mr. West's 2001 base salary is $289,210 (which includes a cost of living adjustment), and annual bonuses and salary increases at the discretion of the Compensation Committee. Mr. West is also entitled to participate in the Company's executive incentive compensation plan as well as the restricted stock plan and other benefit programs available to Mr. Emery. The agreement provides that if Mr. West's employment is terminated, he will receive compensation similar to Mr. Emery's. In the employment agreement, the Company has agreed to indemnify Mr. West for certain liabilities arising from actions taken within the scope of his employment. Mr. West has also agreed not to compete with the Company during the period of his employment and any period during which he is receiving severance payments except in the event of a change-in-control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the members of the Compensation Committee of the Board of Directors were Thompson S. Dent, Batey M. Gresham, Jr. and Edwin B. Morris III. Mr. Dent resigned as a director effective February 14, 2001. There are no interlocks among the members of the Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

     The Compensation Committee establishes a general compensation policy for the Company and is responsible for approving increases in compensation paid to the executive officers of the Company within the framework of the Company's compensation philosophy. The Compensation Committee administers the Company's employee benefit plans, including restricted stock plans and annual and long-term incentive plans. In addition, the Compensation Committee evaluates the performance of the executive officers of the Company and related matters. The Compensation Committee reviews its decisions with the full Board of Directors.

COMPREHENSIVE EXECUTIVE COMPENSATION POLICY

     The Company's compensation program for executives consists of three key elements:

     - Base salaries competitive with those paid to the executive officers of comparable real estate investment companies
     - Variable annual incentives which would reflect executive contribution to the Company's short-term objectives
     - A variable long-term incentive program utilizing share ownership in the Company reflecting executive contribution to the achievement of the Company's long-term goals

     The Compensation Committee, in consultation with Ernst & Young LLP, regularly reviews the executive compensation policies and practices of selected comparable publicly traded real estate investment companies, establishes base salaries, incentive target guidelines and equity grant practices for senior executive positions, and monitors share ownership guidelines for the senior executive officers of the Company. The following is a summary of the compensation policy of the Company established by the Compensation Committee:

     Base Salary. The base salary of each of the Company's executive officers should be approximately 50% of the combined base salary and targeted annual and long-term incentive compensation. Salary increases consist of two components. The employment agreements with the executive officers require increases based on adjustments in the consumer price index. In addition, the Compensation Committee, in its discretion, can recommend additional salary increases. The Compensation Committee bases all recommendations for increases to base salaries upon an assessment, reflecting competitive market practices, of experience, tenure in position and individual and corporate performance. The President will review all salary recommendations for executive officers, except the recommendation for himself, with the Compensation Committee, which will be responsible for approving or disapproving these recommendations. The Compensation Committee will be solely responsible for determining the salary of Mr. Emery. In reviewing the President's recommendations and determining base salaries, the Compensation Committee generally will continue to seek outside data and recommendations of independent compensation consultants.

     In January 1999, after reviewing salary ranges and supporting data for comparable publicly traded real estate companies, the Compensation Committee increased base salaries to a level generally at the median of the comparable company range, as recommended by Ernst & Young. In light of the increase in base salary in 1999 and of other components of compensation described herein, the Compensation Committee determined only to increase the base salary of the executive officers for 2000 and 2001 by the increase in the cost of living.

     Annual Incentive Compensation. An executive's annual incentive compensation reflects the degree to which the executive contributes to the realization of established short-term objectives of the Company and is intended to be a substantial incentive for the executive officers to achieve those objectives. This at risk pay policy provides annual cash bonuses that are substantially measured as a percentage of base salary, thus enhancing the performance based component of the total cash compensation. Annual incentive compensation and the total annual cash compensation are intended to be competitive with prevailing market practices.

     The Compensation Committee has established the Executive Variable Incentive Plan (the "Bonus Incentive Plan"). The Compensation Committee allocates the determination of target annual incentive awards between two factors: corporate performance and individual performance. At the inception of the Bonus Incentive Plan, the Compensation Committee established a performance index to evaluate the Company's corporate performance during each plan year. Corporate performance is measured in terms of the percentage of funds from operations available for the targeted dividend distributions during the plan year. The corporate performance index assumes that the Company has not successfully undertaken a public offering of its Common Stock or accomplished other significant additions to its capital which benefit the Company in the long-term, but could lower funds from operations in the short-term. In the event of such additions to capital, the Compensation Committee retains the authority to undertake adjustments to the awards to be delivered for such year. The individual performance index measures the degree the individual achieved performance objectives established by Mr. Emery, for executives other than himself, and, in the case of Mr. Emery, as established by the Compensation Committee.

     For 1999 and 2000, the Company felt that it would be in its best interest to encourage key management employees to increase their equity position in the Company. The Company presented these employees, including its vice presidents and regional managers, with the opportunity to elect to receive a portion or all their annual cash bonuses in restricted stock of the Company. Restricted stock awards were valued based upon the length of the restriction period elected by the employee. Consistent with this, the Compensation Committee gave the executive officers the opportunity to elect to receive their annual incentive awards in the form of restricted stock, rather than by payment of a cash bonus. All three of the Named Executive Officers elected to take all of their awards in restricted stock.

     Long-Term Incentive Compensation. Under the Company's 1993 Employees Stock Incentive Plan, the Compensation Committee makes grants of restricted stock as a means of delivering long-term incentive to the Company's executives to induce them to direct their efforts toward maximizing total returns to shareholders as measured over an extended period of time. In consultation with Ernst & Young, the Compensation Committee has prepared long-term target objectives for the Company and has determined the long-term incentive awards to be made to designated executive officers, relating to the attainment of these objectives. Target objectives are measured by the cumulative total shareholder return, which is the current price of a share of the Company's Common Stock, plus the cumulative dividends paid to date with respect to a share of Common Stock, adjusted to include the cumulative effect of per share dividend reinvestment, less the Company's initial public offering share price of $19.50. The Compensation Committee has the sole authority to designate the recipients of the grants.

     In 1994, an aggregate of 445,000 restricted shares were reserved for the executive officers under the Stock Incentive Plan. All of such shares were granted to the executives upon attainment of the target objectives, and the shares will fully vest without restriction if the executives remain employees of the Company for specified periods. In 1998, an additional 445,000 shares were reserved for future grants of restricted stock to the executive officers (225,000 for Mr. Emery and 110,000 for each of Mr. Wallace and Mr. West). Until granted, no dividend or voting rights will be received with respect to these shares. As of December 31, 2000, none of these additional shares had been granted.

     Stock Ownership Guidelines. In connection with the development of the executive long-term incentive compensation, Ernst & Young recommended the incorporation of target stock ownership guidelines for designated senior executives. The Company implemented target share ownership guidelines for executive officers to promote share ownership and further align executive and shareholder interests. The guidelines state that within five years from the date of employment of the executive, it is expected that the executive would possess qualifying shares of the Company's stock having an aggregate acquisition value equal to a multiple of base salary, generally determined as of the date of employment. Qualifying shares include (i) shares of the Company owned by the executive or the executive's immediate family, or family entities and trusts and shares held for the executive's benefit pursuant to a qualified plan and (ii) restricted stock of the Company regardless of the method of grant or acquisition. The Compensation Committee retains the authority to make exceptions to the target guidelines based upon changes in circumstances or otherwise to amend or alter the guidelines as the Compensation Committee may determine. A written report of the share ownership of the executive is delivered annually to the Compensation Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Under David R. Emery's employment agreement, Mr. Emery's annual base salary is subject to cost of living adjustments and annual increases at the discretion of the Compensation Committee. Mr. Emery is entitled to participate in the Bonus Incentive Plan, Stock Incentive Plan, executive retirement plan and all other benefit programs generally available to executive officers of the Company. The Company does not provide Mr. Emery with incidental perquisites such as club memberships, company vehicles, or other similar items, although it does provide financial and tax planning assistance to Mr. Emery. The Compensation Committee considers a number of factors for establishing the base salary of the Chief Executive Officer of the Company, including growth, asset quality, competitive position, and profitability of the Company as compared with publicly traded real estate companies recommended by Ernst & Young. The Compensation Committee established Mr. Emery's 2000 base salary, as the Chief Executive Officer, at $434,775. As Chief Executive Officer, Mr. Emery is entitled to earn an annual bonus incentive on the same basis as all other executive officers of the Company. Based upon the Company's bonus criteria described above, Mr. Emery received a bonus of 48,640 shares of restricted stock, having an eight-year restriction period, for 2000. Under the long-term incentive component of Mr. Emery's compensation, future awards to be granted as a result of attaining Company target objectives are to be made from a reservation of 225,000 shares of restricted stock. Until granted, no dividend or voting rights will be received with respect to these shares. As of December 31, 2000, none of these additional shares had been granted.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

     Members of the Compensation Committee During Year 2000

           Thompson S. Dent (Chairman)
           Batey M. Gresham, Jr.
           Edwin B. Morris III

                             AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee of the Board of Directors of the Company consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange.

     The Company's management has primary responsibility for preparing the Company's financial statements and implementing internal controls over financial reporting. The Company's independent auditors, Ernst & Young, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and for monitoring the effectiveness of the internal controls over financial reporting.

     The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Company's Board, which is attached as Appendix A to this Proxy Statement. In fulfilling its responsibilities for fiscal year 2000, the Audit Committee:

     - Reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000;
     - Discussed with Ernst & Young the matters required to be discussed under Statement on Auditing Standards No. 61 relating to the conduct of the audit; and
     - Received the written disclosures and the letter from Ernst & Young regarding Ernst & Young's independence as required by Independence Standards Board Standard No. 1, and discussed with Ernst & Young their independence from the Company.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and Ernst & Young as described above and in reliance thereon, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     Members of the Audit Committee

           Marliese E. Mooney (Chairperson)
           Errol L. Biggs, Ph.D.
           Charles Raymond Fernandez, M.D.

                         COMPARATIVE PERFORMANCE GRAPH

     The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the monthly percentage change in the return on the Company's Common Stock since January 1, 1996 with the cumulative total return on the Total Return Index for Equity REITs, published by the National Association of Real Estate Investment Trusts, Inc. and the Standard and Poor's 500 Index. The graph assumes the investment on January 1, 1996 of $100 and that all dividends were reinvested at the time they were paid.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG HEALTHCARE REALTY TRUST,
                   S&P 500 INDEX AND NAREIT EQUITY REIT INDEX

                                                              PERIOD ENDING
                                        ----------------------------------------------------------
INDEX                                   12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
--------------------------------------------------------------------------------------------------
Healthcare Realty Trust                   100.00    125.36    146.95    121.34     95.03    145.69
S&P 500                                   100.00    122.86    163.86    210.64    254.97    231.74
NAREIT All Equity REIT Index              100.00    135.27    162.67    134.20    128.00    161.76

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Thompson S. Dent, who resigned as a director of the Company effective February 14, 2001, is a founder and Chief Executive Officer of PhyCor, Inc. The Company owns two properties which relate to doctor's practices or clinics managed by PhyCor. The Company received revenues of $1.9 million in 2000 from its leases of these facilities. Mr. Dent, however, receives no personal benefit as a result of these transactions.

                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2002 annual meeting of shareholders must comply with the SEC's proxy rules, be stated in writing and be received by the Company at its executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203 not earlier than November 1, 2001 nor later than December 1, 2001, in order to be included in the Proxy Statement and proxy for that meeting. Additionally, the proxy for next year's annual meeting will confer discretionary authority to vote any shareholder proposal which the Company receives notice of later than the close of business on February 13, 2002.

COUNTING OF VOTES

     All matters specified in this Proxy Statement will be voted on at the annual meeting by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares of Voting Stock outstanding, the shares of Voting Stock represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

     The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described in this Proxy Statement which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

     A copy of the Company's Annual Report has been mailed to all shareholders entitled to notice of and to vote at this meeting.

                                          HEALTHCARE REALTY TRUST
                                            INCORPORATED

                                          /s/ David R. Emery
                                          David R. Emery
                                          Chairman and Chief Executive Officer

March 30, 2001

                                                                      APPENDIX A

                      HEALTHCARE REALTY TRUST INCORPORATED

                            AUDIT COMMITTEE CHARTER

                             ADOPTED APRIL 25, 2000

ORGANIZATION

     There shall be a committee of the Healthcare Realty Trust Incorporated (the "Company") board of directors to be known as the audit committee which shall meet the requirements of the Securities and Exchange Commission and the New York Stock Exchange. The audit committee shall be composed of a minimum of three directors, all of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain a means of free and open communication between the directors, the independent auditors, and the financial management of the corporation. In its deliberations, the audit committee places significant reliance upon the statements of management, financial reports prepared by management, and the communications with the independent auditors.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Review and recommend, to the directors, the independent auditors to be selected to audit the consolidated financial statements of the Company and its subsidiaries, recognizing that the independent auditors ultimately are accountable to the audit committee and the board of directors which have the ultimate authority to hire or remove the independent auditors.
     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
     - Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.
     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and, if appropriate, recommend to the board of directors that the financial statements be included in the Annual Report on Form 10-K. Any changes in accounting principles should be reviewed.
     - Obtain from the independent auditors all oral and written communications required by the Auditing Standards Board of the American Institute of Certified Public Accountants.
     - Upon request, provide an opportunity for the independent auditors and members of the audit committee to meet without members of management present. Prepare and submit minutes to the board of directors of all meetings of the audit committee and discuss significant matters with the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the authority to retain outside counsel for this purpose, if, in its judgment, that is appropriate.
     - Include in the Company's proxy all disclosures and statements required by the Securities and Exchange Commission.

                                                      Proxy Statement 1188-PS-01

                               COMMON STOCK PROXY

                      HEALTHCARE REALTY TRUST INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints David R. Emery and Timothy G. Wallace, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 15, 2001, at 10:00 a.m., and at any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, (B) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND (C) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Class 2 Directors.

   Nominees: Marliese E. Mooney, Edwin B. Morris III, and John Knox Singleton

    [ ]  FOR ALL NOMINEES  [ ]  WITHHOLD FROM ALL NOMINEES

--------------------------------------------------------------------------------

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THE NOMINEE'S NAME ON THE SPACE PROVIDED ABOVE.)

2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

    [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [ ]

                                              Date:
                                              ----------------------------------

                                              ----------------------------------
                                                          Signature

                                              Date:
                                              ----------------------------------

                                              ----------------------------------
                                                          Signature

                                                          IMPORTANT
                                              Please sign exactly as your name
                                              or names appear on this proxy and
                                              mail promptly in the enclosed
                                              envelope. If you sign as agent or
                                              in any other capacity, please
                                              state the
                                              capacity in which you sign.

                             PREFERRED STOCK PROXY

                      HEALTHCARE REALTY TRUST INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints David R. Emery and Timothy G. Wallace, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of 8 7/8% Series A Voting Cumulative Preferred Stock which the undersigned is entitled to vote at the annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 15, 2001, at 10:00 a.m., and at any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, (B) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND (C) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Class 2 Directors.

   Nominees: Marliese E. Mooney, Edwin B. Morris III, and John Knox Singleton

    [ ]  FOR ALL NOMINEES  [ ]  WITHHOLD FROM ALL NOMINEES

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 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THE NOMINEE'S NAME ON THE SPACE PROVIDED ABOVE.)

2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

    [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [ ]

                                              Date:
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                                                          Signature

                                              Date:
                                              ----------------------------------

                                              ----------------------------------
                                                          Signature

                                                          IMPORTANT
                                              Please sign exactly as your name
                                              or names appear on this proxy and
                                              mail promptly in the enclosed
                                              envelope. If you sign as agent or
                                              in any other capacity, please
                                              state the
                                              capacity in which you sign.